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                                                                    Exhibit 23.3

                          SALLMANNS (FAR EAST) LIMITED

                                                                    May 11, 2007

LDK Solar Co., Ltd.
Hi-Tech Industrial Park
Xingyu City
Jiangxi Province 215128
People's Republic of China

Ladies and Gentlemen:

     We hereby consent to (i) the use of our name under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to the consolidated financial statements contained in the registration statement on Form F-1, as may be amended from time to time, being filed by LDK Solar Co., Ltd. with the United States Securities and Exchange Commission in connection with the registration of its ordinary shares, par value $0.10 each, under the United States Securities Act of 1933, as amended, and (ii) the references to us under the caption "Experts" therein. We further consent to the filing of this letter as an exhibit to such registration statement, as may be amended from time to time.

     Our offices are located at 22nd Floor, Siu On Center, 188 Lockhart Road, Wanchai, Hong Kong.

                                                Very truly yours,


                                                /s/ SALLMANNS (FAR EAST) LIMITED